SunTrust



   Certification Regarding Compliance with Applicable Servicing Criteria


1. SunTrust Mortgage, Inc. is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which SunTrust Mortgage, Inc. acted as servicer, involving residential mortgage loans occurring after December 31, 2005 (the "Platform");

2. SunTrust Mortgage, Inc. has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB
     (the "Vendors"), to perform specific, limited or scripted activities, and SunTrust Mortgage, Inc. elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, SunTrust Mortgage, Inc. used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to SunTrust Mortgage, Inc. based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. SunTrust Mortgage, Inc. has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007, and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B hereto;

6. SunTrust Mortgage, Inc. has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007, and for the Reporting Period with respect to the Platform taken as a whole;

7. SunTrust Mortgage, Inc. has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007, and for the Reporting Period with respect to the Platform taken as a whole; and

8. Ernst and Young LLP, a registered public accounting firm, has issued an attestation report on SunTrust Mortgage, Inc.'s assessment of compliance with the applicable servicing criteria for the Reporting Period.

SunTrust Mortgage, Inc
/s/ John R. Purcell, Jr.


 John R. Purcell, Jr.
 Senior Vice President - Manager, Servicing Division

Dated: March 12, 2008











                                    APPENDIX A


--------------------------------------------------------------------------------------------------------------------------------
                               Servicing Criteria                                Applicable Servicing       Inapplicable
                                                                                       Criteria               Servicing
                                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------------------------
  Reference                       Criteria                                                                              NOT
                                                                                          Performed   Performed by   Performed
                                                                                             by       subservicer    by SunTrust
                                                                                          Vendor(s)   or vender(s)  Mortgage,Inc.
                                                                                          for which   for which         or by
                                                                              Performed   SunTrust     SunTrust    subservicer(s)
                                                                              Directly   Mortgage,Inc. Mortgage,Inc. or vendor(s)
                                                                                  by       is the     is NOT the     retained by
                                                                               SunTrust   Responsible Responsible     SunTrust
                                                                             Mortgage,Inc.  Party        Party      Mortgage,Inc.

--------------------------------------------------------------------------------------------------------------------------------
                               General Servicing Considerations
--------------------------------------------------------------------------------------------------------------------------------
                  Policies and procedures are instituted to monitor any
                  performance or other triggers and events of default in          X
1122(d)(1)(i)     accordance with the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  If any material servicing activities are outsourced to
                  third parties, policies and procedures are instituted to
                  monitor the third party's performance and compliance with
1122(d)(1)(ii)    such servicing activities.                                      X
--------------------------------------------------------------------------------------------------------------------------------
                  Any requirements in the transaction agreements to maintain a                                            X
1122(d)(1)(iii)   back-up servicer for the pool assets are maintained,
--------------------------------------------------------------------------------------------------------------------------------
                  A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
                  throughout the reporting period in the amount of coverage
                  required by and otherwise in accordance with the terms of the   X
1122(d)(1)(iv)    transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                       Cash Collection and Administration
--------------------------------------------------------------------------------------------------------------------------------
                  Payments on pool assets are deposited into the
                  appropriate custodial bank accounts and related bank            X           X(1)          X(2)
                  clearing accounts no more than two business days following receipt, or such other number of days specified in the
1122(d)(2)(i)     transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Disbursements made via wire transfer on behalf of an obligor    X
1122(d)(2)(ii)    or to an investor are made only by authorized personnel.
--------------------------------------------------------------------------------------------------------------------------------
                  Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged
                  for such advances, are made, reviewed and approved as           X
1122(d)(2)(iii)   specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  The related accounts for the transaction, such as cash
                  reserve accounts or accounts established as a form of
                  overcollateralization, are separately maintained (e.g., with
                  respect to commingling of cash) as set forth in the             X
1122(d)(2)(iv)    transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Each custodial account is maintained at a federally insured
                  depository institution as set forth in the transaction          X
                  agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities
1122(d)(2)(v)     Exchange Act.
--------------------------------------------------------------------------------------------------------------------------------
                  Unissued checks are safeguarded so as to prevent unauthorized   X
1122(d)(2)(vi)    access.
--------------------------------------------------------------------------------------------------------------------------------

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(1) Vendors: PayMap, CheckFree, and Western Union in agregate are responsible for the payments components of this criterion at levels less than 5%.

(2) SunTrust Bank, the parent of SunTrust Mortgage, Inc., is responsible for the lockbox payments component of this criterion.

--------------------------------------------------------------------------------------------------------------------------------
                               Servicing Criteria                                Applicable Servicing       Inapplicable
                                                                                       Criteria               Servicing
                                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------------------------
  Reference                       Criteria                                                                              NOT
                                                                                          Performed   Performed by   Performed
                                                                                             by       subservicer    by SunTrust
                                                                                          Vendor(s)   or vender(s)  Mortgage,Inc.
                                                                                          for which   for which         or by
                                                                              Performed   SunTrust     SunTrust    subservicer(s)
                                                                              Directly   Mortgage,Inc. Mortgage,Inc. or vendor(s)
                                                                                  by       is the     is NOT the     retained by
                                                                               SunTrust   Responsible Responsible     SunTrust
                                                                             Mortgage,Inc.  Party        Party      Mortgage,Inc.

--------------------------------------------------------------------------------------------------------------------------------
                               General Servicing Considerations
--------------------------------------------------------------------------------------------------------------------------------
                  Reconciliations are prepared on a monthly basis for all         X
                  asset-backed securities related bank accounts, including
                  custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                  agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                  identification, or such other number of days specified in
1122(d)(2)(vii)   the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                       Investor Remittances and Reporting
---------------------------------------------------------------------------------------------------------------------------------
                  Reports to investors, including those to be filed with the      X(3)
                  Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the
1122(d)(3)(i)     Servicer.
---------------------------------------------------------------------------------------------------------------------------------
                  Amounts due to investors are allocated and remitted in
                  accordance with timeframes, distribution priority and other     X(3)
1122(d)(3)(ii)    terms set forth in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                  Disbursements made to an investor are posted within two
                  business days to the Servicer's investor records, or such       X(3)
1122(d)(3)(iii)   other number of days specified in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                  Amounts remitted to investors per the investor reports
                  agree with cancelled checks, or other form of payment, or       X(3)
1122(d)(3)(iv)    custodial bank statements.
---------------------------------------------------------------------------------------------------------------------------------
                            Pool Asset Administration
---------------------------------------------------------------------------------------------------------------------------------
                  Collateral or security on pool assets is maintained as
                  required by the transaction agreements or related mortgage                                X(4)
1122(d)(4)(i)     loan documents.
---------------------------------------------------------------------------------------------------------------------------------
                  Pool assets and related documents are safeguarded as                                      X(4)
1122(d)(4)(ii)    required by the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
                  Any additions, removals or substitutions to the asset pool
                  are made, reviewed and approved in accordance with any          X
1122(d)(4)(iii)   conditions or requirements in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------

----------

(3) For purpose of assessing the servicing crieria listed in Items 1122(d)(3)
    (i)-(iv), SunTrust Mortgage has determined, consistent with the Securities and Exchange Commission Telephone Interpretation 11.03, that the "investor" for these purposes is the entity to which SunTrust Mortgage provides the related information (i.e., mater servicer, trustee, etc.)/

(4) 1122(d)(4)(i),(ii) SunTrust Bank, the parent of SunTrust Mortgage, Inc., is responsible for the safeguarding and custodial component of the criterion.

--------------------------------------------------------------------------------------------------------------------------------
                               Servicing Criteria                                Applicable Servicing       Inapplicable
                                                                                       Criteria               Servicing
                                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------------------------
  Reference                       Criteria                                                                              NOT
                                                                                          Performed   Performed by   Performed
                                                                                             by       subservicer    by SunTrust
                                                                                          Vendor(s)   or vender(s)  Mortgage,Inc.
                                                                                          for which   for which         or by
                                                                              Performed   SunTrust     SunTrust    subservicer(s)
                                                                              Directly   Mortgage,Inc. Mortgage,Inc. or vendor(s)
                                                                                  by       is the     is NOT the     retained by
                                                                               SunTrust   Responsible Responsible     SunTrust
                                                                             Mortgage,Inc.  Party        Party      Mortgage,Inc.

--------------------------------------------------------------------------------------------------------------------------------
                  Payments on pool assets, including any payoffs, made in
                  accordance with the related pool asset documents are            X
                  posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow)
1122(d)(4)(iv)    in accordance with the related pool asset documents.
---------------------------------------------------------------------------------------------------------------------------------
                  The Servicer's records regarding the pool assets agree
                  with the Servicer's records with respect to an obligor's        X
1122(d)(4)(v)     unpaid principal balance.
---------------------------------------------------------------------------------------------------------------------------------
                  Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are
                  made, reviewed and approved by authorized personnel in          X
                  accordance with the transaction agreements and related pool
1122(d)(4)(vi)    asset documents.
--------------------------------------------------------------------------------------------------------------------------------
                  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
1122(d)(4)(vii)   requirements established by the transaction agreements.         X
--------------------------------------------------------------------------------------------------------------------------------
                  Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with
                  the transaction agreements. Such records are maintained on at   X
                  least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for
                  example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness
1122(d)(4)(viii)  or unemployment).
--------------------------------------------------------------------------------------------------------------------------------
                  Adjustments to interest rates or rates of return for pool
                  assets with variable rates are computed based on the related    X
1122(d)(4)(ix)    pool asset documents.
--------------------------------------------------------------------------------------------------------------------------------
                  Regarding any funds held in trust for an obligor (such as
                  escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an
                  annual basis, or such other period specified in the
                  transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are
                  returned to the obligor within 30 calendar days of full
                  repayment of the related pool assets, or such other
1122(d)(4)(x)     number of days specified in the transaction agreements.         X
--------------------------------------------------------------------------------------------------------------------------------
                  Payments made on behalf of an obligor (such as tax or
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments, provided        X                         X(5)
                  that such support has been received by the servicer at
                  least 30 calendar days prior to these dates, or such other
1122(d)(4)(xi)    number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Any late payment penalties in connection with any payment
                  to be made on behalf of an obligor are paid from the
                  Servicer's funds and not charged to the obligor, unless the     X
1122(d)(4)(xii)   late payment was due to the obligor's error or omission.
--------------------------------------------------------------------------------------------------------------------------------

----------

(5) ZC Sterling, Inc. is responsible for the insurance components of this criterion.

--------------------------------------------------------------------------------------------------------------------------------
                               Servicing Criteria                                Applicable Servicing       Inapplicable
                                                                                       Criteria               Servicing
                                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------------------------
  Reference                       Criteria                                                                              NOT
                                                                                          Performed   Performed by   Performed
                                                                                             by       subservicer    by SunTrust
                                                                                          Vendor(s)   or vender(s)  Mortgage,Inc.
                                                                                          for which   for which         or by
                                                                              Performed   SunTrust     SunTrust    subservicer(s)
                                                                              Directly   Mortgage,Inc. Mortgage,Inc. or vendor(s)
                                                                                  by       is the     is NOT the     retained by
                                                                               SunTrust   Responsible Responsible     SunTrust
                                                                             Mortgage,Inc.  Party        Party      Mortgage,Inc.

--------------------------------------------------------------------------------------------------------------------------------
                  Disbursements made on behalf of an obligor are posted
                  within two business days to the obligor's records maintained
                  by the servicer, or such other number of days specified in      X
1122(d)(4)(xiii)  the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Delinquencies, charge-offs and uncollectible accounts are
                  recognized and recorded in accordance with the transaction      X
1122(d)(4)(xiv)   agreements.
--------------------------------------------------------------------------------------------------------------------------------
                  Any external enhancement or other support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of Regulation AB, is                                                X
1122(d)(4)(xv)    maintained as set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------------

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SunTrust


                               APPENDIX   B*




1. The Asserting Party has assessed its compliance with Applicable Servicing Criteria for the Reporting period and has identified two instances of noncompliance with the servicing criteria as set out in Section 229.1122(d)(1)(iv) and Section 229.1122(d)(2)(vii), respectively. In regards to the former, the Asserting Party did not strictly maintain the required fidelity bond coverage amount at all times during 2007. And, in regards to the latter, certain bank reconciliations contained items that required enhanced explanations and that were not fully resolved within 90 calendar days of original identification.

2. As to the issue identified at Section 229.1122(d)(1)(iv), SunTrust Mortgage maintained fidelity bond coverage in the amount of $150MM throughout calendar year 2007, which was determined to be insufficient according to applicable FNMA transaction agreement terms. This deficiency was an issue for limited portions of the year and resulted from an increase in the volume of the servicing portfolio. SunTrust Mortgage has requested a waiver from FNMA stating this coverage amount is adequate without regard for the size of the residential servicing portfolio, subject to an annual FNMA review. FNMA has verbally agreed to this request, and SunTrust Mortgage is working to formalize this agreement. Regarding the issue identified at Section 229. 1122(d)(2)(vii), SunTrust Mortgage has enhanced its procedures and controls around the relevant reconciliation process to prevent any future compliance concerns.





*Accountant's attestation report covers only paragraph 1 of this Appendix B.